Exhibit 10.1

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
2005 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK GRANT CERTIFICATE
[Executive Form]

This Restricted Stock Grant Certificate (“Certificate”) evidences a Restricted Stock Grant made pursuant to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan of __________ shares of restricted Stock to ______________ (“Employee”). This Restricted Stock Grant is granted effective as of _______________, 20__, which shall be referred to as the "Grant Date."

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

BY:

TERMS AND CONDITIONS

1. Acceptance by Employee.  The receipt of this Restricted Stock Grant is conditioned upon the acceptance of this Certificate by the Employee.  The Employee must accept this Restricted Stock Grant and Certificate by returning an executed copy to ____________ within 30 days after receipt of the Certificate.

2. Vesting and Forfeiture.
(a)	Vesting. Subject to Section 2(b), Employee's interest in the Stock subject to this Restricted Stock Grant shall vest and become nonforfeitable as follows:
(i)

his interest in the first one quarter of the shares of Stock subject to this Restricted Stock Grant shall become nonforfeitable only if he remains continuously employed by the Company or any Subsidiary or Affiliate until December ___, 20__,

(ii)

his interest in the second one quarter of the shares of Stock subject to this Restricted Stock Grant shall become nonforfeitable only if he remains continuously employed by the Company or any Subsidiary or Affiliate until December ___, 20__,

(iii)

his interest in the third one quarter of the shares of Stock subject to this Restricted Stock Grant shall become nonforfeitable only if he remains continuously employed by the Company or any Subsidiary or Affiliate until December ___, 20__, and

(iv)

his interest in the balance of the shares of Stock subject to this Restricted Stock Grant shall become nonforfeitable only if he remains continuously employed by the Company or any Subsidiary or Affiliate until December ___, 20__.

(b)

Forfeiture.  If Employee's continuous employment with the Company or its Subsidiaries or Affiliates terminates for any reason whatsoever before his interest in all of the shares of Stock subject to this Restricted Stock Grant have become nonforfeitable under Section 2(a), then he shall (except as provided in Section 15 of the Plan) forfeit all of the shares of Stock subject to this Restricted Stock Grant except those shares in which he has (pursuant to Section 2(a)) a nonforfeitable interest on the date his status as an Employee so terminates.

3. Stockholder Status.  Employee shall have the right under this Restricted Stock Grant to vote the shares of Stock subject to this Restricted Stock Grant.  Any dividends or other distributions of property made with respect to shares of Stock that remain subject to forfeiture under Section 2 shall be held by the Company, and Employee's rights to receive such dividends or other property shall be forfeited or shall be nonforfeitable at same time the shares of Stock with respect to which the dividends or other property are attributable are forfeited or become nonforfeitable. Except for the right to vote the shares of Stock subject to this Restricted Stock Grant, Employee shall have no rights as a Stockholder with respect to such shares of Stock until Employee's interest in such shares has become nonforfeitable.

4. Stock Certificates.  The Company shall issue a stock certificate for the shares of Stock subject to this Restricted Stock Grant in the name of Employee upon Employee's execution of the irrevocable stock power in favor of the Company attached as Exhibit A.  Alternatively, in lieu of issuing stock certificates, the Company may reflect the issuance of shares of Stock to Employee on a non-certificated basis, with the ownership of such shares of Stock by Employee evidenced solely by book entry in the records of the Company’s transfer agent.  The Secretary of the Company shall hold such stock certificate or retain such share entry representing such shares and any distributions made with respect to such shares (other than ordinary cash dividends) until such time as Employee’s interest in such shares have become nonforfeitable or have been forfeited. As soon as practicable after each date as of which his interest in any shares becomes nonforfeitable under Section 2(a), and subject to Section 6, the Company shall issue to Employee a stock certificate reflecting the shares in which his interest has become nonforfeitable on such date, or shall transfer such shares via a book entry credit to the record of Employee’s broker if so requested by Employee (together with any distributions made with respect to the shares that have been held by the Company). If shares are forfeited, the shares (together with any distributions made with respect to the shares that have been held by the Company) automatically shall revert back to the Company.

5. Stock not Transferable.  Until the Stock granted under this Certificate becomes nonforfeitable as described in Section 2, (a) the Stock may not be transferred other than by will or the applicable laws of descent or distribution or as approved by the Committee, and (b) the Stock shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind.  Any attempted assignment, transfer, pledge, or encumbrance of the Stock, other than in accordance with its terms, shall be void and of no effect.

6. Withholding Taxes.  If applicable, Employee shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any certificate for shares.  Payment of such taxes may be made by one or more of the following methods:  (a) in cash; (b) in cash received from a broker-dealer to whom Employee has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Restricted Stock Grant to pay the withholding taxes; (c) by directing the Company to withhold such number of shares of common stock of the Company otherwise issuable in connection with the Restricted Stock Grant having an aggregate fair market value equal to the minimum amount of tax required to be withheld; or (d) by delivering (either directly or through attestation) previously acquired shares of common stock of the Company that are acceptable to the Committee that have an aggregate fair market value equal to the amount required to be withheld.

7. Recoupment. The Stock under this Certificate shall be subject to the Company’s Incentive Compensation Recoupment Policy.

8. No Right to Continue Service. Neither the Plan, this Certificate, nor any related material shall give Employee the right to continue to be employed by the Company or its Subsidiaries or Affiliates.
9. Governing Law. The Plan and this Certificate shall be governed by the laws of the State of Delaware.

10. Binding Effect.  This Restricted Stock Grant and Certificate shall be administered in accordance with such administrative regulations as the Committee shall from time to time adopt.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to such administration, all of which shall be binding upon the Employee.

11. Plan and Certificate.  This Restricted Stock Grant is subject to all of the terms and conditions set forth in this Certificate and in the Plan. If a determination is made that any term or condition set forth in this Certificate is inconsistent with the Plan, the Plan shall control. All of the capitalized terms not otherwise defined in this Certificate shall have the same meaning in this Certificate as in the Plan. A copy of the Plan will be made available to Employee upon written request to the corporate Secretary of the Company.

    *          *          *

By accepting this Certificate, the Employee agrees to be bound by the terms hereof.

Employee

Date

EXHIBIT A

IRREVOCABLE STOCK POWER

As a condition to the issuance to the undersigned of the shares of Stock which were granted to the undersigned as a Restricted Stock Grant under the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan in the Restricted Stock Grant Certificate dated _______________, 20__, the undersigned hereby executes this Irrevocable Stock Power in order to sell, assign and transfer to Consolidated Communications Holdings, Inc. the shares of Stock subject to such Restricted Stock Grant for purposes of effecting any forfeiture called for under Section 2 of the Restricted Stock Grant Certificate and does hereby irrevocably give Consolidated Communications Holdings, Inc. the power (without any further action on the part of the undersigned) to transfer such shares of Stock on its books and records back to Consolidated Communications Holdings, Inc. to effect any such forfeiture. This Irrevocable Stock Power shall expire automatically with respect to any shares of Stock on the date such shares of Stock are no longer subject to forfeiture under Section 2 of such Restricted Stock Grant Certificate or, if earlier, immediately after such a forfeiture has been effected with respect to such shares of Stock.

(Date)